UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AFFILIATED MANAGERS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3218510
(State of Incorporation or Organization)	(IRS Employer Identification No.)

777 South Flagler Drive West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.750% Junior Subordinated Notes due 2060	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-230423

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A relates to the 4.750% Junior Subordinated Notes due 2060 (the “Notes”) of Affiliated Managers Group, Inc. (the “Registrant”) and hereby incorporates by reference the description of the Notes set forth in (i) the section captioned “Description of the Debt Securities” in the Prospectus included in the Registrant’s registration statement on Form S-3 (File No. 333-230423), dated March 21, 2019 (the “Prospectus”), and (ii) the section captioned “Description of Notes” in the Prospectus Supplement, dated September 17, 2020 to the Prospectus.

Item 2.	Exhibits

No.	Description

1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (No. 333-34679), filed October 29, 1997.

2	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-129748), filed November 16, 2005.

3	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A (No. 001-13459), filed April 28, 2006.

4	Amendment to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-13459), filed August 3, 2017.

5	Amended and Restated By-laws, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-13459), filed July 31, 2020.

6	Indenture for Junior Subordinated Notes between Affiliated Managers Group, Inc., as issuer, and U.S. Bank National Association, as trustee, dated as of March 27, 2019, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (No. 001-13459), filed March 27, 2019.

7	Second Supplemental Indenture, dated as of September 23, 2020 by and between Affiliated Managers Group, Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (No. 001-13459), filed September 23, 2020.

8	Form of 4.750% Junior Subordinated Note due 2060, incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (No. 001-13459), filed September 23, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AFFILIATED MANAGERS GROUP, INC

By:	/s/ David M. Billings
	Name:	David M. Billings
	Title:	General Counsel and Secretary

Date: September 23, 2020

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